Exhibit 23
Consent of Independent Registered Accountant



                              Baum & Company, P.A.
                         1515 University Dr., Suite 226
                          Coral Springs, Florida 33071


                  Consent of Independent Registered Accountants


We consent to the use of our report dated April 14, 2006 on our audit of the financial statements of Tidelands Oil & Gas Corporation as of December 31, 2005, 2004 and 2003 and to all references to this firm included in the Form Post Effective Amendment NO. 1 to the S-8 registration filed November 6, 2006.

Baum & Company, P.A.

/s/ Baum & Company, P.A.
--------------------------

Coral Springs, Florida
November 2, 2006